                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            DATA TRANSLATION, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            DATA TRANSLATION, INC.

                               ----------------

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 14, 1997

                               ----------------

To the Stockholders of Data Translation, Inc.:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Data Translation, Inc. (the "Company") will be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts 01752, on May 14, 1997 at 10:00 a.m., local time, for the following purposes:

    1. To elect one Director of the Company to serve for a three-year term as a Class I Director; and

    2. To consider and vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  Only holders of record of the Company's common stock at the close of business on April 4, 1997 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          ELLEN W. HARPIN
                                          Secretary

Marlboro, Massachusetts April 11, 1997

                                   IMPORTANT

  EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                            DATA TRANSLATION, INC.

                               ----------------

            PROXY STATEMENT FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 14, 1997

                               ----------------

                VOTING, REVOCATION AND SOLICITATION OF PROXIES

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Data Translation, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts 01752, on May 14, 1997 at 10:00 a.m., local time, and any adjournments or postponements thereof. This Proxy Statement and the accompanying Notice of Meeting and Proxy Card are being first mailed on or about April 11, 1997 to stockholders of record as of April 4, 1997. The Annual Meeting has been called for the following purposes: (i) to elect one Director of the Company to serve for a three-year term as a Class I Director and (ii) to consider and vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

RECORD DATE; VOTING

  The Board of Directors of the Company (referred to hereinafter as the "Board of Directors" or the "Directors") has fixed the close of business on April 4, 1997 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). Only holders of record of common stock of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the close of business on March 21, 1997, there were 2,024,821 shares of the Company's common stock, par value $.01 per share (the "Common Stock") issued and outstanding. As of such date, there were approximately 223 holders of record of the Company's Common Stock. Holders of the Company's Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments or postponements thereof.

PROXIES

  Holders of the Company's Common Stock are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. The proxy card must be signed and dated for it to be properly executed. If the enclosed proxy card is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" each of the proposals.

  Any properly completed proxy card may be revoked at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, at the address set forth above, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

  In addition to the solicitation of proxies by mail, the Directors, officers and regular employees of the Company may also solicit proxies personally or by telephone or other means. None of such Directors, officers or employees will receive any compensation for such solicitation activities. The Company will bear the costs of preparing, printing and mailing the materials used in the solicitation of proxies. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them and will provide reimbursement for the cost of forwarding the materials in accordance with customary changes.

QUORUM AND STOCKHOLDER VOTE REQUIRED

  The presence, in person or by proxy, of the holders of at least a majority in interest of the total number of shares of the Common Stock of the Company issued, outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting for the transaction of business. A quorum being present, the affirmative vote of a plurality of the shares present and voting, in person or by proxy, is necessary to elect a class of Directors of the Company for a three-year term (Proposal One). Shares that reflect abstentions or "broker non-votes" (i.e. shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. With respect to the election of the Class I Director, abstentions and broker non-votes will have no effect on the outcome of such election.

SPIN-OFF FROM MEDIA 100, INC.

  The Company began operating as an independent publicly held company on December 2, 1996 (the "Distribution Date") as a result of the distribution (the "Distribution") of shares of the Common Stock of the Company to holders of shares of common stock of Media 100, Inc. ("Media 100"). From September 13, 1996, the date of its incorporation, until the Distribution Date, the Company was a wholly-owned subsidiary of Media 100. In connection with the Distribution, Media 100 contributed to the Company substantially all of its data acquisition and imaging, commercial products and networking distribution businesses (the "Contributed Businesses"). See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                                 PROPOSAL ONE
                     NOMINATION AND ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of four members and is divided into three classes, Class I with one Director, Class II with two Directors and Class III with one Director. The term of office of one of the classes expires in each year and the Directors' successors will be elected at each annual meeting of stockholders for a term of three years and until their successors are elected and qualified. Each of the nominee and incumbent directors was elected to his or her initial term in 1996 in connection with the Company's spin-off from Media 100.

  At the Annual Meeting, one person will be elected as a Class I Director of the Company to serve for a three-year term until the 2000 annual meeting of stockholders and until her successor is elected and qualified. The Board of Directors has nominated Ellen W. Harpin for re-election as a Class I Director of the Company for a three-year term. Approval by the affirmative vote of a plurality of the shares present and voting, in person or by proxy, at the Annual Meeting is necessary to elect Ms. Harpin as a Director.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
            VOTE FOR THE ELECTION OF ELLEN W. HARPIN AS A DIRECTOR.

  Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy FOR the election of Ms. Harpin to serve as a Class I Director of the Company. The Board of Directors believes that Ms. Harpin will stand for election and will, if elected, serve as a Director. However, if Ms. Harpin fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may nominate and recommend.

  Information regarding the nominee for election as Director and incumbent Directors, including principal employment and prior business experience, is set forth below.

NOMINEE FOR ELECTION AS DIRECTOR:

  Ellen W. Harpin, 41, for a term expiring in 2000. Ms. Harpin has been a Vice President of the Company since 1996. Prior to the Distribution, she served as Vice President of Administration for Media 100 from July 1995 through September 1996. She also served as Chief Financial Officer for Media 100 from prior to 1992 to July 1995.

INCUMBENT DIRECTORS:

  Dr. David Cyganski, 41, term expires in 1998. Dr. Cyganski has served in faculty and administrative positions at Worcester Polytechnic Institute ("WPI") since prior to 1992. Since October 1992 Dr. Cyganski has been a professor in the WPI Electrical and Computer Engineering Department.

  D'Anne Hurd, 46, term expires in 1998. Since February 1997 Ms. Hurd has been Vice President of Finance and General Counsel of SmartRoute Systems, Inc. (traveler information provider). From August 1996 to February 1997, Ms. Hurd was Vice President--Administration, Chief Financial Officer and General Counsel of Archetype, Inc. (software development). From January 1995 to August 1996, she served as a business/legal consultant specializing in initial public offerings and strategic alliances/joint ventures. From September 1993 until December 1994, Ms. Hurd was Corporate Vice President, General Counsel and Clerk and from June 1993 until September 1993 General Counsel of MediSense, Inc., (medical products). From prior to 1992 to 1993 she was associated with the law firm of Burns & Levinson.

  Alfred A. Molinari, Jr., 55, term expires in 1999. Mr. Molinari has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since 1996. Mr. Molinari is the founder of Media 100 and served as the Chief Executive Officer of Media 100 from its inception in 1973 until the Distribution. Mr. Molinari is a Director of Media 100 (PC based digital video).

BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors held three meetings during fiscal year 1996. During fiscal 1996, each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he or she was a member held while such person was a member of the Board of Directors. Two of the Company's current Directors, Dr. David Cyganski and Ms. D'Anne Hurd did not join the Board of Directors until December 2, 1996 following the completion of the Distribution.

  The Board of Directors has a Compensation Committee and an Audit Committee. Neither of the committees held any formal meetings during the fiscal year ended November 30, 1996. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and establishes and approves compensation arrangements for the executive officer of the Company. The members of the Compensation Committee are Ms. Hurd, Dr. Cyganski and Mr. Molinari. The Audit Committee will review the results and scope of the financial audit and other services provided by the Company's independent public accountants and make recommendations to the Directors. The members of the Audit Committee are Ms. Hurd and Dr. Cyganski.

BOARD OF DIRECTORS COMPENSATION

  The Company compensates each Director who is not also an employee of the Company $7,500 per year plus $500 per meeting for services as a Director. In addition, each non-employee Director is eligible to receive options under the Company's 1996 Stock Option Plan. Directors of the Company who are employees of the Company are not paid any fees or additional compensation for service as members of the Board of Directors or any of its committees.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 21, 1997 (except as otherwise indicated) information with respect to the shares of Common Stock which are beneficially owned by each person holding more than 5% of the outstanding Common Stock, by each Director, by each executive officer of the Company named in the Summary Compensation Table below and by all Directors and executive officers of the Company as a group.

                                                          NUMBER OF
                                                            SHARES
                                                         BENEFICIALLY
NAME OF BENEFICIAL OWNER(1)                                OWNED(2)   PERCENT(2)
---------------------------                              ------------ ----------
Dawson Samberg Capital Management, Inc.(3).............    181,900       8.98%
Alfred A. Molinari, Jr.(4).............................    260,898      12.82
Ellen W. Harpin(5).....................................      8,764          *
Gary B. Godin(6).......................................        675          *
Kim J. Gray(7).........................................      2,393          *
William T. Hack(8).....................................        700          *
D'Anne Hurd(9).........................................        125          *
David Cyganski.........................................         --          *
All executive officers and directors as a group (8 per-
 sons in all)(10)......................................    275,486      13.47

---------------------
*Represents less than 1%.

 (1) All addresses for beneficial owners are c/o the Company, 100 Locke Drive, Marlboro, Massachusetts 01752 except for Dawson Samberg Capital Management, Inc., 354 Pequot Ave., Southport, Connecticut 06490.

 (2) The number and percent of the outstanding shares of Common Stock treat as outstanding all shares issuable on exercise of options held by a particular beneficial owner that are exercisable within 60 days of March 21, 1997 and are included in the first column.

 (3) The information is based on a Schedule 13G filed by Dawson Samberg Capital Management, Inc. with the Securities and Exchange Commission on January 31, 1997.

 (4) Includes 10,882 shares subject to stock options which are exercisable within 60 days of March 21, 1997. Does not include 4,404 shares owned by Mr. Molinari's wife as to which Mr. Molinari disclaims beneficial ownership.

 (5)Includes 3,950 shares subject to stock options which are exercisable within 60 days of March 21, 1997.

 (6)Includes 550 shares subject to stock options which are exercisable within 60 days of March 21, 1997.

 (7)Includes 2,300 shares subject to stock options which are exercisable within 60 days of March 21, 1997.

 (8)Includes 700 shares subject to stock options which are exercisable within 60 days of March 21, 1997.

 (9) Does not include 75 shares owned by Ms. Hurd's husband as to which Ms. Hurd disclaims beneficial ownership.

(10)Includes 19,807 shares subject to stock options which are exercisable within 60 days of March 21, 1997.

                            EXECUTIVE COMPENSATION

HISTORICAL COMPENSATION

  The following table provides certain summary information concerning the compensation of the Chief Executive Officer of the Company and each of the executive officers of the Company whose cash compensation exceeded $100,000 annually (the "Named Executive Officers") for the fiscal years ended November 30, 1996, 1995 and 1994. During the periods presented, the Company was either a wholly-owned subsidiary of Media 100 or operated as a part of Media 100 and, accordingly, the Named Executive Officers were compensated by Media 100 in accordance with Media 100's plans and policies. Some of the information included herein has been derived from information provided by Media 100.

                          SUMMARY COMPENSATION TABLE

                                                     LONG-TERM
                                                    COMPENSATION
                           ANNUAL COMPENSATION         AWARDS
                         -------------------------- ------------
NAME AND PRINCIPAL                                                   ALL OTHER
POSITION                 YEAR    SALARY($) BONUS($)  OPTIONS(#)  COMPENSATION($)(1)
------------------       ----    --------- -------- ------------ ------------------
Alfred A. Molinari,
 Jr. ................... 1996    $229,327  $56,250     60,000          $1,735
 Chairman of the Board,
  President and          1995     223,945   50,000    100,000          $1,256
 Chief Executive Officer 1994     206,700   10,335         --             422
Kim J. Gray(2).......... 1996     114,173   23,000     30,000           1,244
 Vice President/General
  Manager--              1995      92,000   25,000      4,000             696
 Data Acquisition and
  Imaging Group          1994          --       --         --              --
Gary B. Godin(3)........ 1996      97,631   30,000         --             656
 Chief Financial Officer
  and Treasurer          1995          --       --         --              --
                         1994          --       --         --              --
Ellen W. Harpin......... 1996      92,887   18,400     30,000           1,204
 Vice President          1995(4)   93,195   25,000      4,000             364
                         1994     104,712    5,250     20,000             214
William T. Hack(5)...... 1996      89,358   18,000     10,000           1,024
 Vice President of
  Operations             1995          --       --         --              --
                         1994          --       --         --              --

---------------------
(1) The amounts reported represent (i) the dollar value of premiums paid by Media 100 on term life insurance for the benefit of the Named Executive Officers and (ii) contributions by Media 100 to a defined contribution plan with respect to the Named Executive Officers in 1996 and 1995.

(2) Ms. Gray was appointed an executive officer of Media 100 in 1995.

(3) Mr. Godin was appointed an executive officer of the Company in 1996 in connection with the Distribution.

(4) Since January 1995, Ms. Harpin has been working a reduced time schedule.

(5) Mr. Hack was appointed an executive officer of the Company in 1996 in connection with the Distribution.

STOCK OPTIONS

  The following table provides information concerning the grant of stock options by Media 100 to the Named Executive Officers during the fiscal year ended November 30, 1996. The Company did not grant any options during that period.

                  MEDIA 100 OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL REALIZED VALUE
                                                                           AT ASSUMED ANNUAL RATES
                                                                         OF STOCK PRICE APPRECIATION
                                        INDIVIDUAL GRANTS                    FOR OPTION TERM(2)
                         ----------------------------------------------- ---------------------------
                           NUMBER OF    % OF TOTAL
                          SECURITIES     OPTIONS    EXERCISE
                          UNDERLYING    GRANTED TO   OR BASE
                            OPTIONS    EMPLOYEES IN   PRICE   EXPIRATION      5%            10%
          NAME           GRANTED(#)(1) FISCAL YEAR  ($/SH)(1)    DATE         ($)           ($)
          ----           ------------- ------------ --------- ---------- ------------- -------------
Alfred A. Molinari,
 Jr.(3).................    60,000        10.89%     $16.25    4/11/02   $     331,596 $     752,274
Kim J. Gray(3)..........    30,000         5.44       16.25    4/11/02         165,798       376,137
Gary B. Godin...........        --           --          --         --              --            --
Ellen W. Harpin(3)......    30,000         5.44       16.25    4/11/02         165,798       376,137
William T. Hack(3)......    10,000         1.81       16.25    4/11/02          55,266       125,379

---------------------
(1) In connection with the Distribution on December 2, 1996, each outstanding option (an "Old Media Option") to purchase shares of Media 100 common stock was adjusted by reducing the exercise price of such Old Media Option and granting a new option for one quarter of the number of shares of such Old Media Option to purchase Common Stock. The exercise prices of the options listed were each reduced to $15.48.

(2) Amounts do not reflect the reduction in the exercise prices described in footnote (1).

(3) Options are exercisable 20% per year over five years and expire six years after grant.

OPTION EXERCISES AND HOLDINGS

  The following table provides information, with respect to the Named Executive Officers, concerning unexercised Media 100 options held as of the end of the fiscal year. As of November 30, 1996 there were no outstanding Company options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                               VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED         IN-THE-MONEY
                                                     OPTIONS AT FY-END(#)     OPTIONS AT FY-END($)(1)
                                                   ------------------------- -------------------------
                            SHARES
                         ACQUIRED ON     VALUE
          NAME           EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------ ------------ ----------- ------------- ----------- -------------
Alfred A. Molinari,
 Jr. ...................        --            --     36,531       143,469     $106,000     $ 32,125
Kim J. Gray.............       800      $ 10,600      1,600        34,000        7,600        8,500
Gary B. Godin...........     3,400        52,075      1,800         3,200       11,125       11,600
Ellen W. Harpin.........    35,800       507,275         --        51,200           --      113,950
William T. Hack.........       800        20,200         --        10,800           --        7,300

---------------------
(1) Market value of underlying securities at November 30, 1996 for Media 100, minus the exercise price of "in-the-money" options. Amounts do not reflect the exercise price reductions effected in connection with the Distribution.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  As of the Distribution Date, Mr. Molinari, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company will be a member of the Compensation Committee of the Board of Directors. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" for a description of certain lease payments by the Company in which Mr. Molinari has an interest.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee is responsible for reviewing the compensation of officers and other members of the Company's Management. The Compensation Committee of the Board of Directors of the Company consists of Dr. David Cyganski, Ms. D'Anne Hurd and Mr. Alfred A. Molinari, Jr. As discussed elsewhere in this Proxy Statement, from the date of the Company's incorporation until December 2, 1996, the Company operated as a wholly-owned subsidiary of Media 100. Accordingly, decisions regarding 1996 compensation of Company executives were made by Media 100 and this report does not describe the basis for that compensation or the relationship of the Company's performance to such compensation. Instead, this report is intended to describe the current intent of the Compensation Committee regarding policies concerning executive compensation, which will be applicable in 1997.

  Compensation Policies for Executive Officers. The Compensation Committee's executive compensation philosophy is: (i) to set senior management compensation to attract and retain senior executives who will contribute to long-term success and growth of the Company; (ii) to pay the Company's senior management equitably in relation to peer companies; (iii) to calculate total compensation (i.e., the combined value of all cash and stock benefits) based on a measure of overall performance; (iv) to reward the Company's senior management for increased profitability and resulting shareholder value by closely aligning the financial interest of senior management with those of shareholders and (v) to integrate compensation incentives with the long-term goals of the Company.

  The pay program described above applies to the Company Chief Executive Officer, as well as to other executive officers, and therefore reflects the factors and criteria upon which the Chief Executive Officer's 1997 compensation is expected to be based.

  The Compensation Committee believes that it is appropriate to reward outstanding performance through a combination of cash bonuses and stock option grants, and thereby provide a competitive compensation package that will enable the Company to attract and retain the executives needed to achieve such performance.

  Stock Option Grants. Stock options are designed to attract and retain executives who can make significant contributions to the Company's success, reward executives for such significant contributions, and give executives a long-term incentive to increase shareholder value. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance by examining criteria similar those that involved in determining base salary, and awards reflect individual performance reviews. The Compensation Committee also may recommend that the Directors grant stock options for executive retention purposes, taking into account, among other things, general industry practice.

  Federal Tax Regulations. As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Company intends to take appropriate action to comply with such regulations, if applicable, in the future.

                                          David Cyganski
                                          D'Anne Hurd
                                          Alfred A. Molinari, Jr.

SHAREHOLDER RETURN PERFORMANCE GRAPH

  As discussed elsewhere in this Proxy Statement, from the date of the Company's incorporation until December 2, 1996, the Company operated as a wholly-owned subsidiary of Media 100. Accordingly, a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock with certain indices during the period beginning on November 12, 1996, the date on which the Company's Common Stock became registered under Section 12 of the Securities Exchange Act of 1934, as amended and ending at the end of the Company's fiscal year on November 30, 1996 has not been provided as during that period the Company's Common Stock was neither publicly held nor traded.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company leases its domestic headquarters (the "facilities") from a related party trust, Nason Hill Trust (the "Trust"), a nominee trust of which Alfred A. Molinari, Jr., Chairman, Chief Executive Officer and President of the Company, and his wife are the sole trustees and beneficiaries.

  The facilities are leased from the Trust under operating leases expiring on December 1, 1999. Pursuant to an amendment dated November 29, 1989, the annual lease payments are equal to the sum of (i) $1,092,000 and (ii) any additional interest costs payable by the Trust in such year under a note in favor of Fleet National Bank due to the failure of the Company to maintain the financial ratios required for the most favorable interest rate under such note. In addition to such lease payments, the Company bears all of the tax, insurance and other costs of operating the facilities and, under certain circumstances, various costs and expenses associated with the series of industrial revenue bonds, the proceeds of which were used in connection with the facilities. Total rental expense included in the operations of the Company under the lease for fiscal 1996 was $546,000.

  The following is a summary of certain agreements between the Company and Media 100 entered into in connection with the Distribution. Alfred A. Molinari, Jr., Chairman, Chief Executive Officer and President of the Company, is a director and former Chief Executive Officer of Media 100 and his son John
A. Molinari is President, Chief Executive Officer and a director of Media 100.

  Distribution Agreement. The Company and Media 100 are parties to a Distribution Agreement which provides for, among other things, the principal corporate transactions required to effect the Distribution. The Distribution Agreement provides for indemnification of the Company by Media 100, and of Media 100 by the Company, in a manner designed, as between the two companies, to place with the Company financial responsibility for the Contributed Businesses, and to place with Media 100 financial responsibility for the business retained by Media 100. The Distribution Agreement also provides for a tax sharing arrangement between the Company and Media 100. Pursuant to such agreement, Media 100 is solely responsible for any tax liabilities relating to periods prior to the Distribution Date, and is entitled to any tax refunds relating to such periods. After the Distribution Date, each of the Company and Media 100 are responsible for tax liabilities relating to their respective operations. The Distribution Agreement also provides for the sharing of certain tax liabilities that may be associated with the Distribution.

  Use and Occupancy Agreement. The Company and Media 100 are parties to a use and occupancy agreement with respect to the use by Media 100 following the Distribution of a portion of the Company's facility in Marlboro, Massachusetts. Pursuant to such license agreement, which expires on April 30, 1997, Media 100 pays the Company a monthly license fee of $105,377.

  Corporate Services Agreement. The Company and Media 100 are parties to a Corporate Services Agreement pursuant to which the Company provides to Media 100 certain finance, administrative and manufacturing services. The amount that Media 100 pays for such services is based upon the particular service. Media 100 may terminate any service upon 30 days prior written notice to the Company and the Company may terminate any service upon 30 days notice to Media 100 if it no longer provides such service to its own organization. The agreement will terminate upon the earlier of the discontinuance or termination of all services thereunder or December 31, 1997. In addition, the Company provides certain engineering services to Media 100 on an as-needed basis. Through January 31, 1997, the Company received $94,960 for services provided to Media 100.

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

  Intellectual Property Agreement. The Company and Media 100 are parties to an Intellectual Property Agreement which provides for royalty-free perpetual cross-licenses to each of Media 100 and the Company from the other for all technologies covered by existing patents and patent applications held by them as of the Distribution. The agreement also provides that the parties will cross-license to each other technologies under patents issued pursuant to applications made in the two year period following the Distribution. The cross- licenses provide for termination upon a change of control with respect to patents issued pursuant to applications made after August 31, 1996, although the licensee may continue to use such patents in products already being shipped or which are substantially near completion of development.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such reports received by it, the Company believes that during the fiscal year ended November 30, 1996 all filing requirements applicable to its officers, directors and such 10% beneficial owners were complied with, except that Forms 3 for each of Messrs. Molinari, Godin, Walsh, Hack and Mesdames Gray and Harpin were inadvertently not filed on a timely basis.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the Company's 1998 annual meeting of stockholders must be received by the Company on or before December 10, 1997 in order to be considered for inclusion in the Company's proxy statement. Such a proposal must also comply with the requirements at to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement and should be directed to: Secretary, Data Translation, Inc., 100 Locke Drive, Marlboro, MA 01752.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has engaged Arthur Andersen LLP, to serve as the Company's independent public accountants for the fiscal year ended November 30, 1997. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.


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